Date of Purchase
Fund Name
SSC Fund code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
09/09/09
RIF Core Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
00846UAE1
Agilent Technologies, Inc.
Credit Suisse First Boston
Credit Suisse First Boston;
Barclays Capital;
CBMI;  BNP Paribas Securities;
Goldman Sachs & Co.;
Standard Charter Bank,
Utendahl Capital Markets
Goldman Sachs & Co.
$299,061
$500,000,000
$99.687
$99.687
0.60%
11/17/09
RIF Core Bond Fund
GUE3
Goldman Sachs Asset Management, L.P.
74727PAK7
Republic of Qatar
Barclays Capital
Barclays Capital; Credit Suisse;
Goldman Sachs & Co.; JP Morgan;
Qatar National Bank
Goldman Sachs & Co.
$927,749
$2,500,000,000
$99.758
$99.758
0.13%
11/18/09
RIF Core Bond Fund
GUE3
Goldman Sachs Asset Management, L.P.
893521AB0
Transatlantic Holdings
Wachovia
Wells Fargo; Wachovia; Goldman, Sachs & Co.
Goldman Sachs & Co.
$145,851
$350,000,000
$97.234
$97.234
0.88%